      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1999

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                      COLUMBIA/HCA HEALTHCARE CORPORATION
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                 75-2497104
      (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                Identification No.)

                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
               (Address of Principal Executive Offices, Zip Code)

                           -------------------------

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                           OUTSIDE DIRECTOR STOCK AND
                          INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                               JOHN M. FRANCK II
                              CORPORATE SECRETARY
                      COLUMBIA/HCA HEALTHCARE CORPORATION
                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                                 (615) 344-9551
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF SECURITIES     AMOUNT TO        OFFERING PRICE       AGGREGATE          AMOUNT OF
TO BE REGISTERED     BE REGISTERED(1)     PER SHARE(2)      OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------
Common Stock, $.01
  par value........   500,000 shares       $   22.625        $11,312,500      $          3,145

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on June 25, 1999, as reported by The Wall Street Journal.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") has been or will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document:

          (a) The Registrant's Annual Report on Form 10-K filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the year ended December 31, 1998.

          (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1999 and Current Reports on Form 8-K dated February 23, 1999, April 21, 1999 and May 11, 1999.

          (c) The description of the Registrant's Common Stock, $.01 par value, contained in the Registrant's registration statement filed on Form 8-A dated August 31, 1993 pursuant to the Exchange Act, including any amendments or reports filed for the purpose of updating such description ("Common Stock").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of any post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

     The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Restated Certificate of Incorporation. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the Restated Certificate of Incorporation.

     The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Certificate of Incorporation and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     None.

ITEM 8.  EXHIBITS.

 4.1        --  Specimen Certificate for shares of Common Stock, par value
                $.01 per share, of the Registrant (filed as Exhibit 4.1 to the Registrant's Form SE to Form 10-K for the fiscal year ended December 31, 1993).*

 4.2        --  Registration Rights Agreement between the Registrant and The
                1818 Fund, L.P. dated March 18, 1991 (filed as Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the
                fiscal year ended December 31, 1990).*
 4.3        --  Securities Purchase Agreement by and between the Registrant and The 1818 Fund, L.P. dated as of March 18, 1991 (filed as
                Exhibit 4.6 to the Registrant's Annual Report on Form 10-K
                for the fiscal year ended December 31, 1990).*
 4.4        --  Warrant to purchase shares of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4.7 to the
                Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*
 4.5        --  Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the
                persons listed on the signature pages thereto (filed as
                Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E- 3
                filed by HCA-Hospital Corporation of America, Hospital
                Corporation of America and The HCA Profit Sharing Plan on
                March 22, 1989).*
 4.6        --  Assignment and Assumption Agreement dated as of February 10,
                1994, between HCA-Hospital Corporation of America and the
                Registrant relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Registrant's Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1993).*
 4.7(a)     --  $2 Billion Credit Agreement dated as of February 10, 1994
                (the "Credit Facility") among the Registrant, the Several
                Banks and Other Financial Institutions, and Chemical Bank as
                Agent and as CAF Loan Agent (filed as Exhibit 4.10 to the
                Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*
 4.7(b)     --  Agreement and Amendment to the Credit Facility dated as of
                September 26, 1994 (filed as Exhibit 4.10 to the
                Registrant's Registration Statement on Form S-4 (File No.
                33-56803)).*
 4.7(c)     --  Agreement and Amendment to the Credit Facility dated as of
                February 28, 1996 (filed as Exhibit 4.10(c) to the
                Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).*
 4.7(d)     --  Agreement and Amendment to the Credit Facility dated as of
                February 26, 1997 (filed as Exhibit 4.10(d) to the
                Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).*
 4.7(e)     --  Agreement and Amendment to the Credit Facility dated as of
                June 17, 1997 (filed as Exhibit 10(d) to the Registrant's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                September 30, 1997).*
 4.7(f)     --  Second Amendment to the Credit Facility dated as of February
                3, 1998 (filed as Exhibit 4.10(f) to the Registrant's Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1997).*
 4.7(g)     --  Third Amendment to the Credit Facility dated as of March 26,
                1998 (filed as Exhibit 4.10(g) to the Registrant's Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1997.*
 4.7(h)     --  Fourth Amendment to the Credit Facility dated as of July 10,
                1998 (filed as Exhibit 10(b) to the Registrant's Quarterly
                Report on Form 10-Q for the fiscal quarter ended June 30,
                1998).*

 4.7(i)     --  Fifth Amendment to the Credit Facility dated as of March 30,
                1999 (filed as Exhibit 10(c) to the Registrant's Quarterly
                Report of Form 10-Q for the fiscal quarter ended March 31,
                1999).*
 4.8        --  Indenture dated as of December 15, 1993 between the
                Registrant and The First National Bank of Chicago, as
                Trustee (filed as Exhibit 4.11 to the Registrant's Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1993).*
 4.9(a)     --  $1 Billion Credit Agreement dated as of July 10, 1998 among the Registrant, The Several Banks and Other Financial
                Institutions and NationsBank, N.A. as Documentation Agent,
                The Bank of Nova Scotia and Deutsche Bank Securities, as
                Co-Syndication Agents and The Chase Manhattan Bank, as Agent
                (filed as Exhibit 10(c) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).*
 4.9(b)     --  First Amendment to the July 1998 $1 Billion Agreement dated as of March 30, 1999 (filed as Exhibit 10(b) to the
                Registrant's Quarterly Report on Form 10-Q for the fiscal
                quarter ended March 31, 1999).*
 4.10       --  $1,000,000 Credit Agreement dated as of March 30, 1999 among the Registrant, The Several Banks and Other Financial
                Institutions, Chase Securities Inc., as Lead Arranger and
                Sole Book Manager, NationsBank, N.A., as Documentation
                Agent, The Bank of New York, The Bank of Nova Scotia, and
                Toronto-Dominion (Texas), Inc., as Co-Syndication Agents,
                Deutsche Bank AG New York Branch and/or Cayman Islands
                Branch and Fleet National Bank, as Co-Agents, SunTrust Bank,
                Nashville, N.A. and Wachovia Bank, N.A., as Lead Managers
                and The Chase Manhattan Bank, as Administrative Agent (filed as Exhibit 10(a) to the Registrant's Quarterly Report on
                Form 10-Q for the fiscal quarter ended March 31, 1999).*
23.1        --  Consent of Ernst & Young LLP, independent auditors.

-------------------------

* Incorporated by reference.

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 2, 1999.

                                          COLUMBIA/HCA HEALTHCARE CORPORATION

                                                 /s/ JOHN M. FRANCK II
                                          --------------------------------------
                                          By: John M. Franck II
                                              Corporate Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Franck II, R. Milton Johnson and Robert
A. Waterman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                         DATE
---------                                       -----                         ----
       /s/ THOMAS F. FRIST, JR., M.D.           Chairman and Chief            July 1, 1999
---------------------------------------------   Executive Officer
         Thomas F. Frist, Jr., M.D.             (Principal Executive
                                                Officer)

            /s/ DAVID G. ANDERSON               Vice President Finance        July 1, 1999
---------------------------------------------   and Treasurer
              David G. Anderson                 (Principal Financial
                                                Officer)

            /s/ R. MILTON JOHNSON               Vice President and            July 1, 1999
---------------------------------------------   Controller
              R. Milton Johnson                 (Principal Accounting
                                                Officer)

SIGNATURE                                       TITLE                         DATE
---------                                       -----                         ----
       /s/ MAGDALENA H. AVERHOFF, M.D.          Director                      June 30, 1999
---------------------------------------------
         Magdalena H. Averhoff, M.D.

             /s/ J. MICHAEL COOK                Director                      June 29, 1999
---------------------------------------------
               J. Michael Cook

            /s/ MARTIN FELDSTEIN                Director                      July 1, 1999
---------------------------------------------
              Martin Feldstein

           /s/ FREDERICK W. GLUCK               Director                      June 29, 1999
---------------------------------------------
             Frederick W. Gluck

             /s/ T. MICHAEL LONG                Director                      June 30, 1999
---------------------------------------------
               T. Michael Long

            /s/ JOHN H. MCARTHUR                Director                      June 30, 1999
---------------------------------------------
              John H. McArthur

          /s/ R. CLAYTON MCWHORTER              Director                      June 30, 1999
---------------------------------------------
            R. Clayton McWhorter

            /s/ THOMAS S. MURPHY                Director                      June 30, 1999
---------------------------------------------
              Thomas S. Murphy

             /s/ KENT C. NELSON                 Director                      June 30, 1999
---------------------------------------------
               Kent C. Nelson

            /s/ CARL E. REICHARDT               Director                      June 30, 1999
---------------------------------------------
              Carl E. Reichardt

          /s/ FRANK S. ROYAL, M.D.              Director                      June 30, 1999
---------------------------------------------
            Frank S. Royal, M.D.

                               INDEX TO EXHIBITS

EXHIBITS
--------
 4.1        --  Specimen Certificate for shares of Common Stock, par value
                $.01 per share, of the Registrant (filed as Exhibit 4.1 to the Registrant's Form SE to Form 10-K for the fiscal year
                ended December 31, 1993).*
 4.2        --  Registration Rights Agreement between the Registrant and The
                1818 Fund, L.P. dated March 18, 1991 (filed as Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the
                fiscal year ended December 31, 1990).*
 4.3        --  Securities Purchase Agreement by and between the Registrant and The 1818 Fund, L.P. dated as of March 18, 1991 (filed as
                Exhibit 4.6 to the Registrant's Annual Report on Form 10-K
                for the fiscal year ended December 31, 1990).*
 4.4        --  Warrant to purchase shares of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4.7 to the
                Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*
 4.5        --  Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the
                persons listed on the signature pages thereto (filed as
                Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E-3
                filed by HCA-Hospital Corporation of America, Hospital
                Corporation of America and The HCA Profit Sharing Plan on
                March 22, 1989).*
 4.6        --  Assignment and Assumption Agreement dated as of February 10,
                1994, between HCA-Hospital Corporation of America and the
                Registrant relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Registrant's Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1993).*
 4.7(a)     --  $2 Billion Credit Agreement dated as of February 10, 1994
                (the "Credit Facility") among the Registrant, the Several
                Banks and Other Financial Institutions, and Chemical Bank as
                Agent and as CAF Loan Agent (filed as Exhibit 4.10 to the
                Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*
 4.7(b)     --  Agreement and Amendment to the Credit Facility dated as of
                September 26, 1994 (filed as Exhibit 4.10 to the
                Registrant's Registration Statement on Form S-4 (File No.
                33-56803)).*
 4.7(c)     --  Agreement and Amendment to the Credit Facility dated as of
                February 28, 1996 (filed as Exhibit 4.10(c) to the
                Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).*
 4.7(d)     --  Agreement and Amendment to the Credit Facility dated as of
                February 26, 1997 (filed as Exhibit 4.10(d) to the
                Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).*
 4.7(e)     --  Agreement and Amendment to the Credit Facility dated as of
                June 17, 1997 (filed as Exhibit 10(d) to the Registrant's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                September 30, 1997).*
 4.7(f)     --  Second Amendment to the Credit Facility dated as of February
                3, 1998 (filed as Exhibit 4.10(f) to the Registrant's Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1997).*

EXHIBITS
--------
 4.7(g)     --  Third Amendment to the Credit Facility dated as of March 26,
                1998 (filed as Exhibit 4.10(g) to the Registrant's Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1997.*
 4.7(h)     --  Fourth Amendment to the Credit Facility dated as of July 10,
                1998 (filed as Exhibit 10(b) to the Registrant's Quarterly
                Report on Form 10-Q for the fiscal quarter ended June 30,
                1998).*
 4.7(i)     --  Fifth Amendment to the Credit Facility dated as of March 30,
                1999 (filed as Exhibit 10(c) to the Registrant's Quarterly
                Report of Form 10-Q for the fiscal quarter ended March 31,
                1999).*
 4.8        --  Indenture dated as of December 15, 1993 between the
                Registrant and The First National Bank of Chicago, as
                Trustee (filed as Exhibit 4.11 to the Registrant's Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1993).*
 4.9(a)     --  $1 Billion Credit Agreement dated as of July 10, 1998 among the Registrant, The Several Banks and Other Financial
                Institutions and NationsBank, N.A. as Documentation Agent,
                The Bank of Nova Scotia and Deutsche Bank Securities, as
                Co-Syndication Agents and The Chase Manhattan Bank, as Agent
                (filed as Exhibit 10(c) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).*
 4.9(b)     --  First Amendment to the July 1998 $1 Billion Agreement dated as of March 30, 1999 (filed as Exhibit 10(b) to the
                Registrant's Quarterly Report on Form 10-Q for the fiscal
                quarter ended March 31, 1999).*
 4.10       --  $1,000,000 Credit Agreement dated as of March 30, 1999 among the Registrant, The Several Banks and Other Financial
                Institutions, Chase Securities Inc., as Lead Arranger and
                Sole Book Manager, NationsBank, N.A., as Documentation
                Agent, The Bank of New York, The Bank of Nova Scotia, and
                Toronto-Dominion (Texas), Inc., as Co-Syndication Agents,
                Deutsche Bank AG New York Branch and/or Cayman Islands
                Branch and Fleet National Bank, as Co-Agents, SunTrust Bank,
                Nashville, N.A. and Wachovia Bank, N.A., as Lead Managers
                and The Chase Manhattan Bank, as Administrative Agent (filed as Exhibit 10(a) to the Registrant's Quarterly Report on
                Form 10-Q for the fiscal quarter ended March 31, 1999).*
23.1        --  Consent of Ernst & Young LLP, independent auditors.

-------------------------

* Incorporated by reference.